Exhibit 99.1
U.S. GOLD CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
                    , 2006
[11:00] a.m.
[Location To Be Determined]
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned having duly received the Notice of Special Meeting and the Proxy Statement/Prospectus dated [                    ], 2006, hereby appoints Robert McEwen and William F. Pass or either of them, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of U.S. Gold Corporation held of record by the undersigned on [                    ], 2006, at the Special Meeting of Shareholders to be held on June [     ], 2006, in [                                        ], at [11:00 a.m. Mountain time], and at any adjournment thereof.
The Board of Directors recommends that the shareholders vote “FOR” each of Proposals 1, 2, 3 and 4.
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY TELEPHONE OR THROUGH THE INTERNET OR BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.
(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

There are three ways to submit your Proxy:
Submitting your proxy by telephone or the Internet authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
SUBMIT YOUR PROXY BY PHONE — TOLL FREE — [Identify Phone #] — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to submit your proxy 24 hours a day, 7 days a week, until [ ] (Mountain Time) on [ ], 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
SUBMIT YOUR PROXY BY INTERNET  — [Identify Website] — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to submit your proxy 24 hours a day, 7 days a week, until [ ] (Mountain Time) on [ ], 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
SUBMIT YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.
If you submit your proxy by Phone or Internet, please do not mail your proxy card.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each of Proposals 1, 2, 3 and 4.

1.	Approval of a reorganization transaction to create a Delaware holding company structure for U.S. Gold, as described in more detail in the attached proxy statement/prospectus	☐ For	☐ Against	☐ Abstain

2.	Approval of the issuance of shares of common stock of New US Gold in connection with the Proposed Acquisitions	☐ For	☐ Against	☐ Abstain

3.	Authorization to adjourn or postpone the special meeting to solicit additional votes to approve Proposals 1 and 2	☐ For	☐ Against	☐ Abstain

4.	Approval of the amendment and restatement of U.S. Gold’s Non-Qualified Stock Option and Stock Grant Plan, or the “U.S. Gold Plan,” as described in more detail in the attached proxy statement/prospectus	☐ For	☐ Against	☐ Abstain

5.	In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the meeting
Please check box if you are attending the meeting in person.        ☐
Address Change? Mark Box        ☐         Indicate changes below:

Date , 2006

Signatures(s) in Box

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.